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                                                         EXHIBIT NO. 99(b)(1)(b)

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                      ARTICLES SUPPLEMENTARY TO THE CHARTER



     DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation") and registered under the Investment Company Act of 1940 as an open-end company, hereby certifies, in accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Corporation has authority to issue a total of Three Billion
(3,000,000,000) shares of stock, with a par value of One Cent ($.01) per share, having an aggregate par value of $30,000,000, all of which shall be considered common stock. The allocation of shares of each of its twenty-four existing classes is as follows:


                                        NUMBER OF SHARES OF COMMON STOCK
                                            (PAR VALUE $.01 PER SHARE)
               CLASS DESIGNATION                   ALLOCATED
               -----------------        --------------------------------
          The U.S. Large Company                         200,000,000
            Portfolio Shares

          The U.S. 9-10 Small Company                    300,000,000
            Portfolio Shares

          The DFA One-Year Fixed                          20,000,000
            Income Portfolio Shares

          The DFA Five-Year Government                    20,000,000
            Portfolio Shares

          The United Kingdom Small                        20,000,000
            Company Portfolio Shares

          The Japanese Small Company                      20,000,000
            Portfolio Shares

          The Continental Small Company                   50,000,000
            Portfolio Shares

          The DFA Intermediate                            10,000,000
            Government Fixed Income
            Portfolio Shares

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          The DFA Global Fixed Income                     10,000,000
            Portfolio Shares

          The Pacific Rim Small                           20,000,000
            Company Portfolio Shares

          The Large Cap International                    150,000,000
            Portfolio Shares

          The U.S. 6-10 Small Company                    100,000,000
            Portfolio Shares

          The U.S. Small Cap Value                       100,000,000
            Portfolio Shares

          The U.S. Large Cap Value                       100,000,000
            Portfolio Shares

          The DFA/AEW Real Estate                        100,000,000
            Securities Portfolio Shares

          DFA International High                         100,000,000
           Book to Market Portfolio
            Shares

          The Emerging Markets Portfolio                 100,000,000
           Shares

          DFA International Small Cap                    100,000,000
            Value Portfolio Shares

          VA Large Value Portfolio                       100,000,000
           Shares

          VA Global Bond Portfolio                       100,000,000
           Shares

          VA Small Value Portfolio                       100,000,000
            Shares

          VA International Value                         100,000,000
            Portfolio Shares

          VA International Small                         100,000,000
            Portfolio Shares

          The VA Short-Term Fixed                        100,000,000
            Portfolio Shares

     The Board of Directors of the Corporation has adopted a resolution reclassifying fifty million (50,000,000) shares of the unissued common stock (par value $.01 per share) of the Corporation previously allocated to each of VA Large Value Portfolio Shares, VA Global Bond Portfolio Shares, VA Small Value Portfolio Shares, VA International Value Portfolio Shares and VA Short-Term Fixed Portfolio Shares and classifying unallocated and unissued common stock (par value $.01 per share) of the Corporation as follows: one hundred million (100,000,000) shares were allocated to a new class of common stock designated "Enhanced U.S. Large Company Portfolio Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Corporate Fixed Income Portfolio Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Global Fixed Income Portfolio Shares," one hundred million (100,000,000) shares were allocated to a new class of common stock designated "DFA Two-Year Government Portfolio Shares," eighty million (80,000,000) shares were allocated to the class of stock designated "The DFA One-Year Fixed Income Portfolio Shares," eighty million (80,000,000) shares were allocated to the class of stock designated "The DFA Five-Year Government Portfolio Shares," ninety million (90,000,000) shares were allocated to the class of stock designated "The DFA Intermediate Government Portfolio Shares," and ninety million (90,000,000) shares were allocated to the class of stock designated "The DFA Global Fixed Income Portfolio Shares."

     SECOND:   Following the aforesaid classifications, the total number of shares of stock which the Corporation is authorized to issue is Three Billion (3,000,000,000) shares, with a par value of One Cent ($.01) per share and an aggregate par value of Thirty Million Dollars ($30,000,000), and the allocation of shares of each of the twenty-eight classes (each a "Class" and, collectively, the "Classes") is as follows:


                                          NUMBER OF SHARES OF COMMON STOCK
                                             (PAR VALUE $.01 PER SHARE)
              CLASS DESIGNATION                        ALLOCATED
              -----------------           --------------------------------
          The U.S. Large Company                          200,000,000
            Portfolio Shares

          The U.S. 9-10 Small Company                     300,000,000
            Portfolio Shares

          The DFA One-Year Fixed Income                    100,000,000
            Portfolio Shares

          The DFA Five-Year Government                     100,000,000
            Portfolio Shares

          The United Kingdom Small                         20,000,000
            Company Portfolio Shares


          The Japanese Small Company                       20,000,000
            Portfolio Shares

          The Continental Small Company                    50,000,000
            Portfolio Shares

          The DFA Intermediate Government                  100,000,000
            Fixed Income Portfolio Shares

          The DFA Global Fixed Income                      100,000,000
            Portfolio Shares

          The Pacific Rim Small Company                    20,000,000
            Portfolio Shares

          The Large Cap International                     150,000,000
            Portfolio Shares

          The U.S. 6-10 Small Company                     100,000,000
            Portfolio Shares

          The U.S. Small Cap Value                        100,000,000
            Portfolio Shares

          The U.S. Large Cap Value                        100,000,000
            Portfolio Shares

          The DFA/AEW Real Estate                         100,000,000
            Securities Portfolio Shares

          DFA International High Book                     100,000,000
            to Market Portfolio Shares

          The Emerging Markets Portfolio                  100,000,000
            Shares
          DFA International Small Cap                     100,000,000
            Value Portfolio Shares

          VA Large Value Portfolio                         50,000,000
            Shares

          VA Global Bond Portfolio                         50,000,000
            Shares

          VA Small Value Portfolio                         50,000,000
            Shares

          VA International Value                           50,000,000
            Portfolio Shares

          VA International Small                           50,000,000


            Portfolio Shares

          The VA Short-Term Fixed                          50,000,000
            Portfolio Shares

          Enhanced U.S. Large Company                     100,000,000
            Portfolio Shares

          DFA Two-Year Corporate Fixed                    100,000,000
            Income Portfolio Shares

          DFA Two-Year Global Fixed                       100,000,000
            Income Portfolio Shares

          DFA Two-Year Government                         100,000,000
            Portfolio Shares


     THIRD:    A description of the shares each Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as follows:

     The holder of each share of each Class shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name on the books of the Corporation. All shares of the Classes then issued and outstanding and entitled to vote, irrespective of Class, shall be voted in the aggregate and not by Class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by Class; and (3) when a matter to be voted upon does not affect any interest of a particular Class then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each share of each Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All consideration received by the Corporation for the issue or sale of stock of a Class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class, subject only to the rights of the creditors.

          (2) Dividends or distributions on shares of a Class and redemptions of such Class shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Class.

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          (3)  The Corporation may deduct from the proceeds of redemption of shares of each Class the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class shall be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular Class, the assets belonging to such Class; and the assets so distributable to such shareholders shall be distributed among such shareholders in proportion to the asset value of such shares. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular Class, as determined by the Board of Directors.

          (5) The assets belonging to each Class shall be charged with the liabilities in respect to such Class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

     FOURTH:   The shares aforesaid have been duly reclassified and classified by the Board of Directors pursuant to authority contained in the charter of the Corporation.

     FIFTH: The undersigned President hereby acknowledges these Articles Supplementary to the charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 21st day of December, 1995.

ATTEST:                                 DFA INVESTMENT DIMENSIONS GROUP INC.



/s/ Irene R. Diamant                    By:/s/ David G. Booth
-----------------------------              ----------------------------
Irene R. Diamant, Secretary                  David G. Booth, President